Keysight and Ixia to Combine to Accelerate Growth and Create a Powerful Innovation Engine

Cash Transaction Valued at Approximately $1.6 Billion

Accelerates Growth Initiatives and Enhances Scale to Further Strengthen Market Position

Combines World Class Talent and IP Portfolios to Drive Innovation and Shareholder Value

Transaction Expected to be Immediately Accretive

Investor Conference Call Scheduled Today at 5:30 a.m. Pacific Time

SANTA ROSA and CALABASAS, Calif. January 30, 2017 – Keysight Technologies, Inc. (NYSE: KEYS) and Ixia (Nasdaq: XXIA) today announced a definitive agreement for Keysight to acquire Ixia in an all-cash transaction totaling approximately $1.6 billion in consideration, net of cash. The Board of Directors of both companies have unanimously approved the transaction, which is anticipated to close no later than the end of October 2017 and is subject to customary closing conditions and approvals.

Under the terms of the agreement, Ixia shareholders will receive $19.65 per share in cash. This represents a premium of approximately 45% to Ixia’s unaffected closing stock price on December 1, 2016, the last trading day prior to media reports that Ixia was considering strategic alternatives, and a premium of approximately 38% to the Ixia’s unaffected 52-week high closing stock price for the period ended December 1, 2016.

“The proposed acquisition of Ixia is in direct alignment with our strategy to transform Keysight for growth and is 100% complementary to our business,” said Ron Nersesian, Keysight president and CEO. “The combination creates a powerful innovation engine to fuel growth, expands our software-centric solutions and builds new opportunities through sales and technology leverage. Ixia also brings a world-class level of talent, and together, we will provide leading-edge solutions that address the fastest-growing communications and networking trends including 5G, IoT, visibility, security and application performance.”

The combination of Keysight and Ixia brings together two highly complementary companies to create an innovative force in leading-edge technologies that spans electronic design, device and network validation, and application and security performance. Ixia has a broad IP portfolio that encompasses network communications, visibility, application and security technologies with solutions deeply rooted in software. Additionally, Ixia’s IP includes extensive networking and wireless protocols that will extend Keysight’s position in wireless communications and create a unique combination of Layer 1 through 7 end-to-end solutions that address fast-growing segments of the 5G communications design and test ecosystem.

“We are confident that Keysight is the ideal partner to accelerate our growth initiatives and will continue to build upon our successful 20-year history,” said Bethany Mayer, Ixia president and CEO. “Ixia and Keysight share many of the same values including our dedication to innovation of leading-edge technologies, and commitment to operational excellence and financial discipline, which combine to create value for shareholders. We also have industry leading IP portfolios that are complementary, deep technical prowess and amazing teams. We believe that together, Ixia and

Keysight have a tremendous opportunity to further strengthen our market leading positions and create unprecedented value for our customers, partners, employees and shareholders. The transaction also provides Ixia shareholders significant cash value at a substantial premium to market.”

Benefits of the Combination

•	Accelerates Keysight’s Growth by Creating a Powerful Innovation Engine: Enables a unique combination of Layer 1 through 7 end-to-end solutions for assessing performance from the mobile device to the data center and the cloud. Also expands Keysight’s software capabilities by adding engineering talent and software-centric solutions with a high gross-margin profile.

•	Enhances Scale, Expands SAM and Deepens Market Penetration: Increases Keysight’s SAM by approximately $2.5 billion and establishes a strong position in fast-growing segments. The combined company will serve over 100 countries around the world, and Keysight’s worldwide go-to-market strength and sales channel enables Ixia access to previously untapped non-US NEMs, particularly in Asia.

•	Combines Global Talent and Advances Innovation Culture: The combination brings together two world-class organizations with innovative culture and common values that will help drive strong collaboration and innovation.

•	Compelling Financial Profile: The combined company will have an attractive financial profile with enhanced cash flow driven by synergies, scale and improved revenue growth.

•	Immediately Accretive: Keysight expects the transaction to be immediately accretive to adjusted earnings with annual cost synergies of $60 million, of which $50 million is expected to be achieved within 24 months. Revenue synergies are expected to be in excess of $50 million by year three and $100 million by year five.

Timing and Approvals

The transaction, which is expected to be completed no later than the end of October 2017, is subject to approval by Ixia shareholders, regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

Keysight has entered into voting agreements with Errol Ginsberg, Chairman of the Board of Ixia, and Katelia Capital Group, Ltd., collective owners of approximately 23% of Ixia’s outstanding common stock, pursuant to which the shareholders have agreed to vote their shares in support of the transaction.

Investor Conference Call Scheduled for Today

Keysight and Ixia will host a joint conference call and online webcast today, Jan. 30 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the transaction. This event will be webcast in listen-only mode. Listeners may log on to the call at Keysight’s Investor website at www.investor.keysight.com or on Ixia’s website at http://investor.ixiacom.com.

Interested participants can also access the call by dialing (877) 201-0168 or (647) 788-4901 for international callers. Conference ID 63695238. A slide presentation will be available 15 minutes before the call, on the Keysight website, under Upcoming Events.

Following the live webcast, an archived version will be available for at least 90 days. An audio replay of the call will be available at approximately 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), through Feb. 6 by dialing (800) 585-8367 or (416) 621-4642 from outside the U.S. and entering pass code 63695238

Keysight expects to report financial results for its first quarter of fiscal 2017 on Thursday, Feb. 16, 2017. Ixia expects to report financial results for its fourth quarter and year 2016 on Tuesday, Feb. 21, 2017 through a press release and at that time will not hold a conference call.

Advisors

Goldman, Sachs & Co. is serving as financial advisor to Keysight and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel. Deutsche Bank is serving as financial advisor to Ixia and Bryan Cave LLP is serving as legal counsel to Ixia.

Forward Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions. Due to such uncertainties and risks, no assurances can be given that such expectations will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained herein include, but are not limited to, the manner in which the parties plan to effect the transaction; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction considering the various closing conditions, including conditions related to regulatory and Ixia shareholder approvals; the plans, strategies and objectives of management for future operations; product development, product extensions, product integration, complementary product offerings and growth opportunities in certain business areas; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; that Keysight may not be able to successfully integrate the solutions and employees of Keysight and Ixia or ensure the continued performance or growth of Ixia’s products or solutions.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including Keysight’s annual report on Form 10-K for the year ended October 31, 2016. Other risks that Ixia faces include those detailed in Ixia’s filings with the Securities and Exchange Commission, including Ixia’s annual report on Form 10-K for the year ended December 31, 2015.

Forward-looking statements are based on the beliefs and assumptions of Keysight’s and Ixia’s management and on currently available information. Keysight and Ixia undertake no responsibility to publicly update or revise any forward-looking statement.

Important Additional Information and Where to Find It

Ixia plans to file with the Securities and Exchange Commission and to mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about Ixia, the proposed transaction, and related matters. Ixia also plans to file with the Securities and Exchange Commission other documents regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, IXIA’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. Ixia’s shareholders will be able to obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission by Ixia through the web site maintained by the Securities and Exchange Commission at www.sec.gov or through the investor relations section of Ixia’s website at http://investor.ixiacom.com.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Ixia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ixia’s shareholders with respect to the proposed transactions. Information regarding Ixia’s directors and executive officers is contained in Amendment No. 1 to Ixia’s annual report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on May 5, 2016 and in its proxy statement for the Ixia’s 2016 annual meeting of shareholders filed with the Securities and Exchange Commission on May 3, 2016. Additional information regarding the interests of Ixia’s directors and executive officers in the transaction will be included in the proxy statement for the special meeting of Ixia’s shareholders to be held to approve the transactions contemplated by the merger agreement and in other relevant documents regarding proposed transaction, when filed with the Securities and Exchange Commission.

About Keysight Technologies

Keysight Technologies (NYSE: KEYS) helps customers bring breakthrough electronic products and systems to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in the network. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets. Keysight generated revenues of $2.9B in fiscal year 2016. More information is available at www.keysight.com.

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

About Ixia

Ixia (Nasdaq: XXIA) provides testing, visibility, and security solutions, strengthening applications across physical and virtual networks for enterprises, service providers, and network equipment manufacturers. Ixia offers companies trusted environments in which to develop, deploy, and operate. Customers worldwide rely on Ixia to verify their designs, optimize their performance, and ensure protection of their networks to make their applications stronger.

Learn more at www.ixiacom.com.

Ixia and the Ixia logo are trademarks or registered trademarks of Ixia in the U.S. and other countries.

Keysight Contact:

Jason Kary

Tel: 707 577 6916

jason.kary@keysight.com

Ixia Investor Relations Contact:

The Blueshirt Group

Maria Riley

Tel: 415-217-7722

maria@blueshirtgroup.com

Ixia Media Contact:

Andy Brimmer / Kelly Sullivan / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449